Supplemental Financial & Operating Information FOURTH QUARTER ENDED DECEMBER 31, 2016

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 About Spirit Spirit Realty Capital, Inc. (NYSE:SRC) is a premier net lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential retail real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial and office properties providing superior risk adjusted returns and steady dividend growth for our shareholders. As of December 31, 2016, our diversified portfolio was comprised of 2,615 properties, including properties securing mortgage loans. Our properties are leased to 450 tenants across 49 states and 28 industries with an aggregate gross leasable area of approximately 53 million square feet. 2 CORPORATE OVERVIEW Corporate Headquarters 2727 North Harwood Street Suite 300 Dallas, Texas 75201 Phone: 972-476-1900 www.spiritrealty.com Transfer Agent American Stock Transfer & Trust Company, LLC Phone: 866-703-9065 www.amstock.com Investor Relations Pierre Revol Vice President (972) 476-1908 prevol@spiritrealty.com

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 TABLE OF CONTENTS 3 Portfolio and Financial Overview 4 Condensed Consolidated Statements of Operations 5 Funds and Adjusted Funds From Operations 6 Consolidated Balance Sheets 7 Capitalization and Debt Summary 8 Acquisition Activity 12 Disposition Activity 13 Tenant / Industry / Portfolio Diversification 14 Same Store Performance 17 Occupancy 18 Lease Summary 19 Net Asset Value (NAV) Components 20 Analyst Coverage 21 Appendix: 22 Reporting Definitions and Explanations 23 Non-GAAP Reconciliations 27 Forward-Looking Statements and Risk Factors 28

PORTFOLIO AND FINANCIAL OVERVIEW

$ in thousands

Portfolio Data	
Total Real Estate Investments	$8,247,654
Properties:	
Owned Properties	2,541
Securing Mortgage Loans	74
Total	**2,615**
Tenants	450
Industries	28
States	49
Weighted Average Remaining Lease Term (Years)	10.7
Occupancy	98.2%

Capitalization	
Equity Market Capitalization	$5,252,158
Total Debt	$3,754,633
Total Market Capitalization	$9,006,791
Enterprise Value	$8,996,732

Financial Ratios	
Adjusted Debt / Enterprise Value	41.5%
Adjusted Debt / Annualized Adjusted EBITDA	6.2x
Fixed Charge Coverage Ratio	3.6x
Unencumbered Assets / Unsecured Debt	3.1x

	Top 10 Tenants [(1)]	Properties	Percent of Normalized Rental Revenue
1	Specialty Retail Shops Holding Corp.	116	8.2%
2	Walgreen Company	49	2.7%
3	AMC Entertainment, Inc.	17	2.3%
4	Cajun Global, LLC	192	2.2%
5	AB Acquisition, LLC	23	2.1%
	Top 5 Total	**397**	**17.5%**
6	Alimentation Couche-Tard, Inc.	83	1.9%
7	Academy, LTD	6	1.9%
8	Regal Entertainment Group	15	1.5%
9	GPM Investments, LLC	105	1.5%
10	CVS Caremark Corporation	36	1.5%
	Top 10 Total	**642**	**25.8%**
	Weighted Average Remaining Lease Term (Years)		**11.8**
	Weighted Average Unit Level Rent Coverage		**2.7x**
	Median Unit Level Rent Coverage		**2.1x**

Corporate Liquidity	
Cash and Cash Equivalents	$10,059
Availability Under Revolving Credit Facility	714,000
Availability Under Term Loan	—
Total	**$724,059**

Unencumbered Assets	Properties	Real Estate Investment
Retail	1,265	$4,259,655
Industrial	23	424,709
Office	31	164,517
Total	**1,319**	**$4,848,881**

(1) Tenants represent legal entities ultimately responsible for obligations under the lease agreements or affiliated entities. Other tenants may operate the same or similar business concepts or brands as those set forth above.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016 4

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS $ in thousands 5 (Unaudited) THREE MONTHS ENDED   DECEMBER 31, YEAR ENDED    DECEMBER 31, 2016 2015 2016 2015 Revenues: Rentals $164,273 $160,843 $648,363 $634,151 Interest income on loans receivable 927 1,732 5,253 6,948 Earned income from direct financing leases 660 725 2,742 3,024 Tenant reimbursement income 3,632 4,049 14,125 15,952 Other Income and interest from real estate transactions 3,891 1,340 15,491 7,260 Total revenues 173,383 168,689 685,974 667,335 Expenses: General and administrative 12,004 10,993 52,615 47,730 Restructuring charges 615 6,956 6,341 7,056 Property costs 9,985 7,398 30,839 27,715 Real estate acquisition costs 1,137 617 3,229 2,739 Interest 46,744 54,147 196,586 222,901 Depreciation and amortization 68,049 65,173 262,276 260,633 Impairments 46,879 13,697 88,275 70,695 Total expenses 185,413 158,981 640,161 639,469 (Loss) income from continuing operations before other (expense) income and income tax (expense) benefit (12,030) 9,708 45,813 27,866 (Loss) gain on debt extinguishment (93) (5,651) 233 (3,162) (Loss) income from continuing operations before income tax (expense) benefit (12,123) 4,057 46,046 24,704 Income tax (expense) benefit (33) 106 (965) (601) (Loss) income from continuing operations (12,156) 4,163 45,081 24,103 Discontinued operations: Income from discontinued operations — 8 — 98 Gain on disposition of assets — — — 590 (Loss) income before gain on disposition of assets (12,156) 4,171 45,081 24,791 Gain on disposition of assets 13,144 2,130 52,365 68,421 Net income attributable to common stockholders $988 $6,301 $97,446 $93,212 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

FUNDS AND ADJUSTED FUNDS FROM OPERATIONS (FFO/AFFO)

$ in thousands, except per share amounts

(Unaudited)	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,	
	2016	2015	2016	2015
Net Income Attributable to Common Stockholders [1]	$ 988	$ 6,301	$ 97,446	$ 93,212
Portfolio Depreciation and Amortization - Continuing Operations	67,909	65,079	261,799	260,257
Portfolio Impairments - Continuing Operations	46,379	13,691	88,072	70,197
Portfolio Impairments - Discontinued Operations	—	—	—	34
Realized Gains on Sales of Real Estate [2]	(13,144)	(2,130)	(52,365)	(69,014)
Funds From Operations	$ 102,132	$ 82,941	$ 394,952	$ 354,686
Loss (Gain) on Debt Extinguishment	93	5,651	(233)	3,162
Restructuring Charges	615	6,956	6,341	7,056
Other Costs in G&A Associated With Headquarters Relocation	187	—	3,629	—
Real Estate Acquisition Costs	1,137	617	3,229	2,739
Non-Cash Interest Expense	5,236	2,723	15,380	10,367
Accrued Interest and Fees on Defaulted Loans	788	2,237	4,740	7,649
Swap Termination Costs (Included in G&A)	—	—	1,724	—
Non-Cash Revenues	(10,180)	(4,983)	(26,333)	(20,930)
Non-Cash Compensation Expense	2,381	2,564	9,570	13,321
Adjusted Funds From Operations	$ 102,389	$ 98,706	$ 412,999	$ 378,050
Dividends Declared to Common Stockholders	$ 87,040	$ 77,315	$ 333,180	$ 298,531
Net Income Per Share of Common Stock				
Basic [4]	$—	$0.02	$0.21	$0.21
Diluted [3][4]	$—	$0.02	$0.21	$0.21
FFO Per Share of Common Stock - Diluted				
Diluted [3][4]	$0.21	$0.19	$0.84	$0.82
AFFO Per Share of Common Stock - Diluted				
Diluted [3][4]	$0.21	$0.22	$0.88	$0.87
Weighted Average Shares of Common Stock Outstanding:				
Basic	482,529,814	440,636,238	469,217,776	432,222,953
Diluted [3]	482,612,237	440,877,254	469,246,265	432,545,625

(1) For the year ended December 31, 2016, Net Income Attributable to Common Stockholders includes compensation for lost rent received from the Haggen Holdings, LLC settlement for 6 rejected stores as follows (in millions):

Contractual rent from date of rejection through either sale or December 31, 2016	$	1.3
Three months of prepaid rent for the 3 stores subsequently sold		0.5
Total included in AFFO	$	1.8

(2) Realized Gains on Sales of Real Estate include amounts related to discontinued operations.
(3) Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive.
(4) For the three months ended December 31, 2016 and 2015, dividends paid to unvested restricted shareholders of $0.2 million and $0.1 million, respectively, and for the year ended December 31, 2016 and 2015, dividends paid to unvested restricted shareholders of $0.6 million and $0.7 million, respectively, are deducted from Net Income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016 6

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 7 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. CONSOLIDATED BALANCE SHEETS $ in thousands, except per share amounts  (Unaudited) December 31, 2016 December 31, 2015 Assets Real Estate Investments: Land and Improvements $2,704,010 $2,710,888 Buildings and Improvements 4,775,221 4,816,481 Total Real Estate Investments 7,479,231 7,527,369 Less: Accumulated Depreciation (940,005) (860,954) 6,539,226 6,666,415 Loans Receivable, Net 66,578 104,003 Intangible Lease Assets, Net 470,276 526,718 Real Estate Assets Under Direct Financing Leases, Net 36,005 44,324 Real Estate Assets Held For Sale, Net 160,570 84,259 Net Investments 7,272,655 7,425,719 Cash and Cash Equivalents 10,059 21,790 Deferred Costs and Other Assets, Net 140,917 179,180 Goodwill 254,340 264,350 Total Assets $7,677,971 $7,891,039 Liabilities and Stockholders’ Equity Liabilities: Revolving Credit Facilities $86,000 $— Term Loan, Net 418,471 322,902 Senior Unsecured Notes 295,112 — Mortgages and Notes Payable, Net 2,162,403 3,079,787 Convertible Notes, Net 702,642 690,098 Total Debt, Net 3,664,628 4,092,787 Intangible Lease Liabilities, Net 182,320 193,903 Accounts Payable, Accrued Expenses and Other Liabilities 148,915 142,475 Total Liabilities 3,995,863 4,429,165 Commitments and Contingencies Stockholders’ Equity: Common stock, $0.01 par value, 750,000,000 shares authorized: 483,624,120 shares and 441,819,964 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively 4,836 4,418 Capital in Excess of Par Value 5,177,086 4,721,323 Accumulated deficit (1,499,814) (1,262,839) Accumulated Other Comprehensive Loss — (1,028) Total Stockholders’ Equity 3,682,108 3,461,874 Total Liabilities and Stockholders’ Equity $7,677,971 $7,891,039

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 Enterprise Value $8,997 Million $10,000 $9,000 $8,000 $7,000 $6,000 $5,000 $4,000 $3,000 $2,000 $1,000 $0 -$1,000 8 Equity Shares Outstanding 483,624,120 Share Price $10.86 Equity Market Capitalization $5,252,158 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Debt Revolving Credit Facility $86,000 Term Loan 420,000 Senior Unsecured Notes 300,000 Convertible Notes 747,500 Master Trust Notes 1,672,706 CMBS Notes 528,427 Total Debt $3,754,633 CAPITALIZATION $ in thousands, except per share data Total Market Capitalization $9,006,791 Less: Cash and Cash Equivalents ($10,059) Enterprise Value $8,996,732 ($ in millions) CMBS Notes $528 Master Trust Notes $1,673 Convertible Notes/Revolving Credit Facilities/Term Loan/Senior Notes $1,554 Equity $5,252 Cash ($10) ($1,000) Debt Type Unsecured 41% Secured 59% Fixed/Floating Rate Debt Floating 13% Fixed 87%

DEBT SUMMARY

$ in thousands

	Unsecured Debt[1]								Secured Debt[1]				Total	
	Revolving Credit Facility		Term Loan		Senior Unsecured Notes		Convertible Notes		Master Trust		CMBS		Total	
Year of Maturity	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate[2]	Amount	Weighted Avg Stated Int Rate
2017	$—		$—		$—		$—		$—		$188,399	6.44%	$188,399	6.44%
2018	—		420,000	1.94%	—		—		125,000	3.89%	58,202	4.27%	603,202	2.67%
2019	86,000	1.89%	—		—		402,500	2.88%	—		10,000	4.61%	498,500	2.76%
2020	—		—		—		—		457,219	4.72%	—		457,219	4.72%
2021	—		—		—		345,000	3.75%	226,283	5.76%	—		571,283	4.55%
2022	—		—		—		—		311,820	5.74%	42,400	4.67%	354,220	5.61%
2023	—		—		—		—		192,384	5.27%	221,866	5.47%	414,250	5.37%
2024	—		—		—		—		—		—		—	
2025	—		—		—		—		—		1,313	6.00%	1,313	6.00%
2026	—		—		300,000	4.45%	—		—		—		300,000	4.45%
Thereafter	—		—		—		—		360,000	4.63%	6,247	5.80%	366,247	4.65%
Total Debt	**$86,000**		**$420,000**		**$300,000**		**$747,500**		**$1,672,706**		**$528,427**		**$3,754,633**	
(Discounts) Premiums, Net	—		—		(1,812)		(33,454)		(18,787)		1,159		(52,894)	
Deferred Financing Costs, Net[3]	—		(1,529)		(3,076)		(11,404)		(16,376)		(4,726)		(37,111)	
Total Debt, Net	**$86,000**		**$418,471**		**$295,112**		**$702,642**		**$1,637,543**		**$524,860**		**$3,664,628**	
Weighted Avg Stated Int Rate		1.89%		1.94%		4.45%		3.28%		5.03%		5.61%		4.32%
Weighted Avg Maturity in Years	2.2		1.8		9.7		3.3		6.2		3.8		5.0	
Number of Owned and Financed Properties Securing Debt	—		—		—		—		1,162		134		1,296	

(1) Amounts are aggregated by outstanding principal balance of debt by maturity without giving effect to scheduled amortization. A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.

(2) Interest rates include the default interest rates for 2 separate fixed rate CMBS loans totaling $26.6 million that are in default due to the underperformance of the 4 properties that secure them. The weighted average stated interest rate for these defaulted loans is 10.04%. If the defaulted loans were excluded, the weighted average stated interest would be 5.37% for total CMBS maturities, and the total weighted average stated interest rate would be 4.28%.

(3) Excludes deferred financing costs incurred in connection with Revolving Credit Facilities, which are reported in Deferred Costs and Other Assets, net in the consolidated balance sheet.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016 9

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 DEBT MATURITIES BY QUARTER $ in thousands Year of Maturity (1) First Quarter Second Quarter Third Quarter Fourth Quarter Total Weighted Avg Stated Int Rate (2) 2017 $26,557 $75,073 $46,470 $40,299 $188,399 6.44% 2018 24,800 — 9,752 568,650 (3) 603,202 2.67% 2019 96,000 402,500 — — 498,500 2.76% 2020 150,000 53,919 253,300 — 457,219 4.72% 2021 226,283 345,000 — — 571,283 4.55% Thereafter 671,820 — 542,513 221,697 1,436,030 5.06% Total Debt $1,195,460 $876,492 $852,035 $830,646 $3,754,633 4.32% (1) Amounts are aggregated by outstanding principal balance of debt by maturity without giving effect to scheduled amortization. A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity. (2) Interest rates include the default interest rates for 2 separate fixed rate CMBS loans which are in default. If the defaulted loans were excluded, the 2017 weighted average stated interest rate would be 5.72% and the total weighted average stated interest rate would be 4.28%. (3) Includes $420 million unsecured Term Loan that is extendible at borrower's option pursuant to two one-year extension options. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. 10

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 SENIOR UNSECURED NOTES COVENANT COMPLIANCE 11 Covenant Requirement December 31, 2016 Total Debt to Total Assets < 60% 43.4% Total Secured Debt to Total Assets < 40% 25.9% Fixed Charge Coverage > 1.5x 3.55x Total Unencumbered Assets to Total Unsecured Debt > 1.5x 3.16x Credit Ratings Fitch Ratings BBB- Moody's Ratings Services Baa3 Standard & Poor's Rating Services BBB-

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 ACQUISITION ACTIVITY $ in thousands 12 Q4 2016 % of GrossInvestment Number of Transactions Number of Properties Gross Investment (1) Annualized Rents Total Square Feet Initial Cash Yield Economic Yield Wtd. Avg. Lease Term (Years) New Tenants 48.0% 9 19 $119,296 $9,027 1,162,224 7.57% 8.24% 13.9 Existing Tenants 52.0% 14 23 129,099 9,166 831,780 7.10% 8.33% 13.9 Total/Weighted Average 100.0% 23 42 $248,395 $18,193 1,994,004 7.32% 8.28% 13.9 By Asset Type: Retail 72.0% 18 36 $178,837 $13,006 1,072,986 7.27% 8.41% 14.1 Industrial 22.2% 3 4 55,156 4,113 822,738 7.46% 8.47% 13.3 Office 5.8% 2 2 14,402 1,074 98,280 7.46% 6.24% 13.5 Total/Weighted Average 100.0% 23 42 $248,395 $18,193 1,994,004 7.32% 8.28% 13.9 Of Our Q4 2016 Gross Investment of $248.4 Million: 48.3% Sale-Leaseback Transactions 29.2% Master Leases YTD 2016 % of GrossInvestment Number of Transactions Number of Properties Gross Investment (1) Annualized Rents Total Square Feet Initial Cash Yield Economic Yield Wtd. Avg. Lease Term (Years) New Tenants 56.7% 29 148 $399,779 $30,817 2,996,650 7.71% 8.83% 16.7 Existing Tenants 43.3% 30 121 305,112 22,246 1,522,184 7.29% 8.13% 12.5 Total/Weighted Average 100.0% 59 269 $704,891 $53,063 4,518,834 7.53% 8.55% 15.0 By Asset Type: Retail 84.0% 47 255 $592,296 $44,623 3,393,777 7.53% 8.60% 15.1 Industrial 8.6% 4 5 60,550 4,569 959,047 7.55% 8.63% 14.0 Office 7.4% 8 9 52,045 3,871 166,010 7.44% 7.96% 14.9 Total/Weighted Average 100.0% 59 269 $704,891 $53,063 4,518,834 7.53% 8.55% 15.0 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Of Our YTD 2016 Gross Investment of $704.9 Million: 59.2% Sale-Leaseback Transactions 56.4% Master Leases (1) Includes revenue producing capital expenditures.

NYSE:SRC

DISPOSITION ACTIVITY

$ in thousands

Q4 2016	% of R/E Investment	Number of Properties	Real Estate Investment	Gross Sales Price	Capitalization Rate	Wtd. Avg. Remaining Lease Term (Years)
Occupied	19.5%	18	$62,486	$61,233	7.05%	12.6
Occupied - 84 Properties, LLC	78.7	108	251,593	205,700	8.71	10.5
Vacant	1.8	5	5,626	4,715	—	—
Total/Weighted Average	**100.0%**	**131**	**$319,705**	**$271,648**	**8.33%**	**11.0**
By Asset Type:						
Retail	99.6%	130	$318,343	$270,548	8.33%	11.0
Industrial	0.4	1	1,362	1,100	—	—
Total/Weighted Average	**100.0%**	**131**	**$319,705**	**$271,648**	**8.33%**	**11.0**

YTD 2016	% of R/E Investment	Number of Properties	Real Estate Investment	Gross Sales Price	Capitalization Rate	Wtd. Avg. Remaining Lease Term (Years)
Occupied	42.4%	79	$254,800	$282,816	6.65%	12.6
Occupied - 84 Properties, LLC	41.9	108	251,593	205,700	8.71	10.5
Vacant	7.6	19	45,844	37,498	—	—
Properties Transferred to Lender [(1)]	8.1	7	48,727	58,922	n/a	n/a
Total/Weighted Average	**100.0%**	**213**	**$600,964**	**$584,936**	**7.38%**	**11.5**
By Asset Type:						
Retail	96.9%	209	$582,310	$567,700	7.38%	11.6
Industrial	2.7	3	16,216	15,736	6.87	2.48
Office	0.4	1	2,438	1,500	—	—
Total/Weighted Average	**100.0%**	**213**	**$600,964**	**$584,936**	**7.38%**	**11.5**

[(1)] The twelve months ended December 31, 2016 include the transfer of seven real estate properties, securing certain fixed-rate CMBS loans that were in default, in return for full and partial settlement of debt. Gross sales price represents the principal and interest amount that was extinguished.

Select Significant Tenant Dispositions

YTD 2016	Number of Properties	Sales Price	Cap Rate [(1)]
Shopko	13	$78,031	7.54%
Haggen	5	52,134	4.46%
84 Properties, LLC [(2)]	108	205,700	8.71%

[(1)] Cap rates are calculated based solely on income producing properties (This includes 9 of 13 properties for Shopko, 2 of 5 properties for Haggen and 108 of 108 properties for 84 Properties, LLC).
[(2)] Sales price includes a $5.0 million early termination fee which is excluded from AFFO.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016 13

NYSE:SRC

TENANT DIVERSIFICATION – TOP 20

	Tenant [1]	Number of Properties	Total Square Feet (in thousands)	Percent of Normalized Rental Revenue
1	Shopko (Specialty Retail Shops Holding Corp.)	116	7,798	8.2%
2	Walgreen Company	49	722	2.7%
3	AMC Entertainment, Inc.	17	862	2.3%
4	Church's Chicken (Cajun Global, LLC)	192	271	2.2%
5	Albertsons (AB Acquisition, LLC)	23	1,030	2.1%
6	Circle K (Alimentation Couche-Tard, Inc.)	83	250	1.9%
7	Academy Sports + Outdoors (Academy, LTD)	6	2,769	1.9%
8	Regal Entertainment Group	15	656	1.5%
9	GPM Investments, LLC	105	272	1.5%
10	CVS Caremark Corporation	36	405	1.5%
11	CarMax, Inc.	8	356	1.4%
12	Car Wash Partners, Inc.	24	162	1.1%
13	Ferguson Enterprises, Inc.	8	1,100	1.1%
14	Dollar General Corporation	70	722	1.0%
15	Universal Pool Co., Inc.	14	543	1.0%
16	Tractor Supply Company	26	660	1.0%
17	The Home Depot, Inc.	4	475	1.0%
18	Advanced Auto Parts, Inc.	56	390	1.0%
19	Rite Aid Corp	25	296	1.0%
20	Red Lobster Intermediate Holdings, LLC	29	193	0.9%
	Other	1,589	30,926	63.7%
	Vacant	46	2,029	—
Total		**2,541**	**52,887**	**100.0%**

(1) Tenants represent legal entities ultimately responsible for obligations under the lease agreements or affiliated entities. Other tenants may operate the same or similar business concepts or brands as those set forth above.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016 14

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 INDUSTRY DIVERSIFICATION 15 Industry Number ofProperties Total Square Feet (in thousands) Percent of Normalized Rental Revenue General Merchandise 156 9,224 9.9% Restaurants - Casual Dining 339 2,041 8.9% Restaurants - Quick Service 588 1,359 8.1% Movie Theaters 60 3,012 7.4% Convenience Stores 347 1,100 7.0% Grocery 66 3,127 6.2% Drug Stores / Pharmacies 111 1,560 5.3% Medical / Other Office 122 1,293 4.8% Sporting Goods 29 4,209 4.2% Health and Fitness 45 1,800 4.0% Automotive Parts and Service 185 1,338 3.7% Entertainment 23 1,129 2.9% Home Furnishings 33 2,305 2.8% Education 54 821 2.6% Building Materials 64 2,291 2.5% Apparel 13 2,321 2.5% Specialty Retail 30 1,630 2.4% Automotive Dealers 23 665 2.3% Home Improvement 13 1,656 2.0% Distribution 13 1,372 1.9% Car Washes 37 217 1.6% Manufacturing 19 2,662 1.4% Dollar Stores 83 859 1.3% Consumer Electronics 10 529 1.1% Pet Supplies and Service 4 1,016 * Wholesale Clubs 4 393 * Office Supplies 17 400 * Financial Services 4 372 * Other 3 157 * Vacant 46 2,029 — Total 2,541 52,887 100.0% *Less than 1% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Industry Concentration Percent of Normalized Rental Revenue General Merchandise 9.9% Restaurants - Casual Dining 8.9% Restaurants - Quick Service 8.1% Movie Theaters 7.4% Convenience Stores 7.0% Grocery 6.2% Drug Stores / Pharmacies 5.3% Medical / Other Office 4.8% Sporting Goods 4.2% Health and Fitness 4.0% Automotive Parts and Service 3.7% Other 30.5%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 PORTFOLIO DIVERSIFICATION Over $8 billion in real estate investments solely focused on U.S. Markets 16 * Less than 0.1% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. State % of Normalized Rental Revenue Texas 12.5% Georgia 6.3% Illinois 5.8% Florida 5.3% California 5.2% Ohio 4.6% Wisconsin 4.1% Minnesota 3.4% Michigan 3.4% Tennessee 2.9% Indiana 2.7% Missouri 2.7% North Carolina 2.7% Alabama 2.5% Arizona 2.5% South Carolina 2.1% Virginia 2.0% Colorado 1.9% Pennsylvania 1.8% Kansas 1.7% Nevada 1.6% New Mexico 1.6% Oklahoma 1.5% New York 1.5% Kentucky 1.5% State % of Normalized Rental Revenue Washington 1.5% Arkansas 1.2% New Jersey 1.2% Massachusetts 1.1% Oregon 1.1% Idaho 1.1% Iowa 1.0% Mississippi 1.0% New Hampshire 0.8% Louisiana 0.7% Maryland 0.7% Nebraska 0.7% Connecticut 0.6% South Dakota 0.6% Montana 0.6% West Virginia 0.5% Utah 0.5% North Dakota 0.4% Maine 0.4% Wyoming 0.3% Rhode Island 0.2% Alaska * Delaware * Vermont * Hawaii % of Normalized Rental Revenue 0%–1% 1%–2% 2%–3% 3%–4% 4%–5% > 5% Asset Diversification Retail 86% Industrial 8% Office 6%

SAME STORE PERFORMANCE

$ in thousands

Same Store Results	
Number of Properties	2,125
Total Square Feet (in thousands)	40,870

Contractual Cash Rent *(excludes accrued percentage rents)*	
Q4 2016	$127,034
Q4 2015	$127,055
Decrease (in dollars)	($21)
Decrease (percent)	0.0 %

Same Store Pool Defined

For purposes of determining the same store rent property pool from which we measure same store rent changes, we include all properties owned throughout the entire measurement period in both the current and prior quarter, excluding multi-tenant properties and any properties that were vacant or relet at any point during the measurement period.



FERGUSON
ENTERPRISES, INC.

Industry	Contractual Cash Rent (excludes accrued percentage rents) for the Quarters Ended December 31, 2016	2015	Net Change	% Change by Industry Type [1]	% of Total Industry Contribution	% Change from Prior Year [1]
Convenience Stores	$7,222	$8,624	($1,402)	(16.3)%	5.7%	(1.1)%
Sporting Goods	5,352	5,026	326	6.5 %	4.2%	0.3 %
Movie Theaters	9,547	9,101	446	4.9 %	7.5%	0.3 %
Automotive Parts and Service	4,842	4,674	168	3.6 %	3.8%	0.1 %
Restaurants - Quick Service	11,272	11,128	144	1.3 %	8.9%	0.1 %
Apparel	2,956	2,852	104	3.6 %	2.3%	0.1 %
General Merchandise	15,004	15,108	(104)	(0.7)%	11.8%	(0.1)%
Medical / Other Office	6,081	5,983	98	1.6 %	4.8%	0.1 %
Remaining Industries	64,758	64,559	199	0.3 %	51.0%	0.2 %
Total	**$127,034**	**$127,055**	**($21)**	**0.0 %**	**100.0%**	**0.0 %**

Asset Type	Contractual Cash Rent (excludes accrued percentage rents) for the Quarters Ended December 31, 2016	2015	Net Change	% Change by Asset Type	% of Total Asset Type Contribution	% Change from Prior Year
Retail	$107,866	$108,112	($246)	(0.2)%	84.9%	(0.2)%
Industrial	11,058	10,973	85	0.8 %	8.7%	0.1 %
Office	8,110	7,970	140	1.8 %	6.4%	0.1 %
Total	**$127,034**	**$127,055**	**($21)**	**0.0 %**	**100.0%**	**0.0 %**

(1) The decrease in Convenience Stores is primarily attributable to a lease restructuring for one tenant comprising 34 properties that were in default. Our total same store performance excluding the impact of this tenant would have resulted in a 1.2% increase between the comparable periods compared to 0.0%.

Note: Same store performance represents the period-to-period change in Contractual Cash Rent net of reserves for properties included within the defined pool.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016 17

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 OCCUPANCY 18 *Unit Level Rent Coverage is derived from the most recent data of tenants who provide unit level financial reporting representing approximately 50% of our rental revenues as of December 31, 2016. Spirit does not independently verify financial information provided by its tenants. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. By Property Occupied 2,495 Vacant 46 Total Owned Properties 2,541 Occupancy Rate 98.2% Change in Vacant Properties Vacant Properties at 12/31/2015 36 Additions 37 Dispositions / Relets (27) Vacant Properties at 12/31/2016 46 Unit Level Coverage* 3.0x 2.5x 2.0x 1.5x 1.0x 0.5x 0.0x Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 2.9x 2.8x 2.8x 2.8x 2.8x 2.8x 2.9x 2.9x 2.9x 3.0x 3.0x 3.0x Historical Occupancy Rates 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 98.9% 98.7% 98.2% 98.4% 98.3% 98.7% 98.5% 98.6% 98.7% 98.3% 98.4% 98.2%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 19 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.   Year Number of Properties Total Square Feet (in thousands) Normalized Rental Revenue Annualized (1) 2017 69 3,052 $23,501 2018 70 1,885 22,184 2019 106 1,920 19,868 2020 74 1,674 20,669 2021 188 3,905 47,012 2022 97 2,148 26,296 2023 109 3,440 34,444 2024 58 1,207 21,106 2025 78 2,116 37,254 2026 200 5,311 47,094 Thereafter 1,446 24,200 346,502 Vacant 46 2,029 — Totals 2,541 52,887 $645,930 Based on Normalized Rental Revenue, 89% of our leases provide for periodic escalations; and 45% of our leases are under Master Lease structures. LEASE STRUCTURE AND EXPIRATIONS $ in thousands Lease Expirations as a Percent of Normalized Rental Revenue 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Thereafter 3.6% 3.4% 3.1% 3.2% 7.3% 4.1% 5.3% 3.3% 5.8% 7.3% 53.6% Lease Escalations as a Percent of Normalized Rental Revenue (Excludes Multi-Tenant Properties) Contractual Fixed Increases 53% Flat 11% CPI-Related 36% (1) Normalized Rental Revenue multiplied by twelve.

NET ASSET VALUE (NAV) COMPONENTS

$ in thousands

Owned Real Estate Portfolio	Number of Properties	Real Estate Investment	Net Book Value [2]	Annualized Cash Rents	Wtd. Avg. Lease Term (Years)
Retail [1]	2,276	$6,830,181	$—	$515,052	10.8
Office	120	465,143	—	37,843	8.9
Industrial	65	614,601	—	47,774	9.2
Leased Real Estate Properties Held For Sale, Net	33	—	129,845	11,034	N/M
Properties Under Defaulted Loans [4]	4	—	14,683	—	N/A
Vacant Properties [3]	43	—	88,266	—	N/A
Total Owned Real Estate Portfolio	**2,541**	**$7,909,925**	**$232,794**	**$611,703**	**10.5**

Tangible Assets	Net Book Value
Cash and Cash Equivalents	$10,059
Restricted Cash	26,839
Accounts Receivable, Prepaid Assets, and Other Tangible Assets, Net	28,108
Total Other Assets	**$65,006**

Loans Receivable	Number of Properties	Principal Balance Outstanding	Wtd. Avg. Stated Int. Rate	Wtd. Avg. Maturity (Years)
Total Loans Receivable	**74**	**$59,363**	**9.79%**	**4.3**

Debt	Principal Balance Outstanding	Wtd. Avg. Stated Int. Rate	Wtd. Avg. Maturity (Years)
Revolving Credit Facility	$ 86,000	1.89%	2.2
Term Loan	420,000	1.94%	1.8
Senior Unsecured Notes	300,000	4.45%	9.7
Convertible Notes	747,500	3.28%	3.3
Master Trust Notes	1,672,706	5.03%	6.2
CMBS Notes [5]	528,427	5.61%	3.8
Total Debt	**$ 3,754,633**	**4.32%**	**5.0**

Other Liabilities	Net Book Value
Accounts Payable, Accrued Expenses, and Other Tangible Liabilities [6]	$148,915
Total Other Liabilities	**$148,915**

Shares Outstanding	
Common Stock	**483,624,120**


TSC
TRACTOR SUPPLY CO

(1) Includes 7 direct financing lease properties with a Real Estate Investment value of $36.0 million. Annualized Cash Rents include the tenants' current cash obligations of $2.6 million for the lease of these properties.
(2) Represents Real Estate Investment value net of accumulated depreciation as of December 31, 2016.
(3) Includes 9 properties that are held for sale with a net book value of $21.8 million.
(4) Includes 3 vacant properties (one of which is held for sale with a net book value of $4.7 million) and 1 active property (which is held for sale with a net book value of $2.9 million). These 4 properties were acquired between 2006 and 2013.
(5) Includes $26.6 million (including $9.5 million of capitalized interest) of outstanding principal payable under 2 separate fixed rate CMBS loans that are in default due to the underperformance of the 4 properties that secure them with a net book value of $17.1 million.
(6) Includes $87.54 million in dividends payable.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016 20

ANALYST COVERAGE

BofA Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	646.855.1681
BTIG	Michael Gorman	mgorman@btig.com	212.738.6138
Capital One Southcoast, Inc.	Chris Lucas	christopher.lucas@capitalone.com	571.633.8151
	Vineet Khanna	vineet.khanna@capitalone.com	571.835.7013
Deutsche Bank	Vincent Chao	vincent.chao@db.com	212.250.6799
	Greg Schweitzer	greg.schweitzer@db.com	212.250.9194
FBR Capital Markets & Co.	David Corak	dcorak@fbr.com	703.312.1610
	Matt Boone	mboone@fbr.com	703.312.1848
Green Street	Tyler Grant	tgrant@greenstreetadvisors.com	949.640.8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	646.840.3217
	Venkat Kommineni	vkommineni@janney.com	646.840.3219
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	212.622.6682
	Gene Nusinzon	gene.nusinzon@jpmorgan.com	212.622.1041
Ladenburg Thalman & Co.	Dan Donlan	ddonlan@ladenburg.com	212.409.2056
	John Massocca	jmassocca@ladenburg.com	212.409.2543
Mizuho Securities	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	212.205.7860
	Jieren Huang	jieren.huang@us.mizuho-sc.com	212.205.7862
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	212.761.7064
	Landon Park	landon.park@morganstanley.com	212.761.6368
Oppenheimer	Stephen Manaker	stephen.manaker@opco.com	212.667.5950
	Amit Nihalani	amit.nihalani@opco.com	212.667.8204
Raymond James	Collin Mings	collin.mings@raymondjames.com	727.567.2585
	Marnie Georges	marnie.georges@raymondjames.com	727.567.2658
RBC Capital Markets	Michael Carroll	michael.carroll@rbccm.com	440.715.2649
	Neil Malkin	neil.malkin@rbccm.com	440.715.2651
RW Baird	RJ Milligan	rjmilligan@rwbaird.com	813.273.8252
	Will Harman	wharman@rwbaird.com	414.298.2337
Sandler O'Neill & Partners, LP	Alex Goldfarb	agoldfarb@sandleroneill.com	212.466.7937
	Daniel Santos	dsantos@sandleroneill.com	212.466.7927
Sun Trust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	212.303.4124
	Ian Gaule	ian.gaule@suntrust.com	212.590.0948
UBS	Frank Lee	frank-a.lee@ubs.com	415.352.5679
	Jeremy Metz	jeremy.metz@ubs.com	212.713.2429
Wunderlich Securities, Inc.	Craig Kucera	ckucera@wundernet.com	540.277.3366

The aforementioned security analysts currently provide opinions, estimates and forecasts, which are their own and are not promoted or endorsed by Spirit or its management team. Therefore, their opinions, estimates or forecasts are their own and should not be interpreted as Spirit's opinions, estimates or forecasts. Any reference or distribution by Spirit expressly disclaims any endorsement of or concurrent with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q4 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016 21

SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016▪ Q4 2016 Appendix 22

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 REPORTING DEFINITIONS AND EXPLANATIONS 23 Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring costs, other G&A costs associated with relocation of the Company's headquarters, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), costs associated with swap terminations, transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above and below market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable, provision for bad debts and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/ premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 Adjusted EBITDA represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income (loss) attributable to common stockholders for real estate acquisition costs, impairment losses, gains/losses from the sale of real estate and debt transactions and other items that we do not consider to be indicative of our on- going operating performance. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should not be considered alternatives to net income (loss) or as an indicator of financial performance. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDA and Adjusted EBITDA is included in the Appendix found at the end of this presentation. Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA of a quarter by four. Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other equity REITs to calculate these measures, and, therefore, may not be comparable to such other REITs. A reconciliation of Annualized Adjusted EBITDA is included in the Appendix found at the end of this presentation. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium and deferred financing costs, as further reduced by cash and cash equivalents as well as cash reserves on deposit with lenders as additional security. By excluding unamortized debt discount/premium and deferred financing costs, cash and cash equivalents, and cash reserves on deposit with lenders as additional security, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation. Adjusted Debt to Annualized Adjusted EBITDA is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments, and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs, and, therefore, may not be comparable to such other REITs. Annualized Cash Rents represents the annualized monthly contractual cash rent of a lease at a specified period, excluding percentage rents. Capitalization Rate represents the Annualized Cash Rents on the date of a property disposition divided by the gross sales price. For Multi-Tenant properties, non-reimbursable property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization Rate. CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect wholly-owned special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Convertible Notes are the $402.5 million convertible notes of the Company due in 2019 and the $345.0 million convertible notes of the Company due in 2021, together. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. REPORTING DEFINITIONS AND EXPLANATIONS 24

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 REPORTING DEFINITIONS AND EXPLANATIONS 25 Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using a month to month historical CPI index) by the initial lease term, expressed as a percentage of the Gross Investment. Enterprise Value represents Total Market Capitalization less cash and cash equivalents as of the date indicated. Equity Market Capitalization is calculated by multiplying the number of shares outstanding by the closing share price of the Company’s common stock as of the date indicated. Fixed Charge Coverage Ratio (FCCR) is the ratio of Annualized Adjusted EBITDA to Annualized Fixed Charges, a ratio derived from non-GAAP measures that we use to evaluate our liquidity and ability to obtain financing. Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four. GAAP are the Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the Gross Investment in the related properties. Initial Cash Yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016. Lease Expiration is the end of the initial term under a lease and does not account for extension periods under the lease. Master Trust Notes are those net-lease mortgage notes issued under the Spirit Master Funding Program and the securitization trusts established thereunder. Indirect special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Net Asset Value (NAV) We believe disclosing information frequently used in the calculation of NAV is useful to investors and because it enables and facilitates calculation of a metric frequently used by our management as one method to estimate the fair value of our business. The assessment of the fair value of our business is subjective in that it involves estimates and assumptions and can be calculated using various methods. Therefore, we have presented certain information regarding our financial and operating results, as well as our assets and liabilities that we believe are important in calculating our NAV, but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation of NAV. The components of NAV do not consider the potential changes in the value of assets, the collectability of rents or other receivable obligations, or the value associated with our operating platform. Net Book Value represents the Real Estate Investment value net of accumulated depreciation.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 REPORTING DEFINITIONS AND EXPLANATIONS 26 Normalized Rental Revenue represents monthly GAAP rentals and earned income from direct financing leases from our owned properties recognized during the final month of the reporting period, adjusted to exclude GAAP rentals and earned income from direct financing leases contributed from properties sold during that period and adjusted to include a full month of GAAP rentals for properties acquired during that period. We use Normalized Rental Revenue when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk. Occupancy is calculated by dividing the number of occupied, owned properties in the portfolio as of the measurement date by the number of total owned properties on said date. Owned Properties refers to properties owned fee- simple or ground leased by Company subsidiaries as lessee. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Revolving Credit Facility refers to the $800 million unsecured credit facility which matures on March 31, 2019 (“2015 Credit Facility”). The 2015 Credit Facility includes sublimits for swingline loans and letter of credit issuances. Swingline loans and letters of credit reduce availability under the 2015 Credit Facility.  The ability to borrow under these Revolving Credit Facilities is subject to the ongoing compliance with customary financial covenants. Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% senior unsecured notes due 2026. Term Loan refers to a $420.0 million unsecured term facility which includes an accordion feature which allows the facility to be increased to up to $600.0 million, subject to obtaining additional lender commitments. Borrowings may be repaid without premium or penalty, and may be re-borrowed within 30 days up to the then available loan commitment. Total Market Capitalization represents Equity Market Capitalization plus Total Debt as of the date indicated. Total Debt represents the sum of the principal balances outstanding on interest-bearing debt on the Company’s balance sheet as of the date indicated. Unencumbered Assets represents the assets in our portfolio that are not subject to mortgage indebtedness, which we use to evaluate our potential access to capital and in our management of financial risk. The asset value attributed to these assets is the Real Estate Investment. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Unit Level Rent Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate this ratio by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sale price components for all leases within the sample. Weighted Average Stated Interest Rate is calculated by dividing the sum product of (a) coupon interest rate of each note and (b) the principal balance outstanding of each note by (c) the sum of the total principal balances outstanding for all notes in the sample.

NON-GAAP RECONCILIATIONS

$ in thousands

Adjusted Debt, Adjusted EBITDA, Annualized Adjusted EBITDA

	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Revolving Credit Facilities, Net	$24,000	$—	$105,000	$86,000
Term Loan, Net	332,019	368,207	368,400	418,471
Senior Unsecured Notes	—	—	295,215	295,112
Mortgage and notes payable, Net	2,969,893	2,571,844	2,241,783	2,162,403
Convertible Notes, Net	693,173	696,290	699,465	702,642
Total Debt, net	**4,019,085**	**3,636,341**	**3,709,863**	**3,664,628**
Add / (less):				
Unamortized Debt Discount, Net	51,707	51,783	54,975	52,894
Unamortized Deferred Financing Costs	39,779	37,848	38,812	37,111
Cash and Cash Equivalents	(8,992)	(29,410)	(13,184)	(10,059)
Cash Reserves on Deposit With Lenders as Additional Security Classified as Other Assets	(23,789)	(21,704)	(22,225)	(11,757)
Total Adjustments	**58,705**	**38,517**	**58,378**	**68,189**
Adjusted Debt	**$4,077,790**	**$3,674,858**	**$3,768,241**	**$3,732,817**
Net income attributable to common stockholders	**$23,100**	**$45,959**	**$27,399**	**$988**
Add / (Less):				
Interest	53,017	49,172	47,653	46,744
Depreciation and Amortization	64,664	64,263	65,300	68,049
Income Tax Expense	81	839	12	33
Total Adjustments	117,762	114,274	112,965	114,826
EBITDA	**140,862**	**160,233**	**140,364**	**115,814**
Add / (Less):				
Restructuring Charges	649	1,813	3,264	615
Other Costs in G&A Associated With Headquarters Relocation	812	1,129	1,501	187
Real Estate Acquisition Costs	57	979	1,056	1,137
Impairments on Real Estate Assets	12,938	13,371	15,384	46,379
Swap Termination Costs (Included in G&A)	—	1,724	—	—
Realized Gains on Sales of Real Estate Assets	(10,146)	(11,115)	(17,960)	(13,144)
Losses (Gains) on Debt Extinguishment	5,341	(14,016)	8,349	93
Total Adjustments	9,651	(6,115)	11,594	35,267
Adjusted EBITDA	**150,513**	**154,118**	**151,958**	**151,081**
Annualized Adjusted EBITDA	**$602,052**	**$616,472**	**$607,832**	**$604,324**
Adjusted Debt / Annualized Adjusted EBITDA	**6.8x**	**6.0x**	**6.2x**	**6.2x**
Enterprise Value	**$9,090,229**	**$9,822,051**	**$10,236,405**	**$8,996,732**
Adjusted Debt / Enterprise Value	**44.9%**	**37.4%**	**36.8%**	**41.5%**

Fixed Charge Coverage Ratio (FCCR)

	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Annualized Adjusted EBITDA	$602,052	$616,472	$607,832	$604,324
Interest Expense	53,017	49,172	47,653	46,744
Less: Non-Cash Interest	(2,956)	(3,010)	(4,178)	(5,236)
Fixed Charges	$50,061	$46,162	$43,475	$41,508
Annualized Fixed Charges	$200,244	$184,648	$173,900	$166,032
Fixed Charge Coverage Ratio	**3.0x**	**3.3x**	**3.5x**	**3.6x**

Unencumbered Assets to Unsecured Debt

	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Unsecured Debt:				
Credit Facilities	$ 24,000	$ —	$ 105,000	$ 86,000
Term Loan	334,000	370,000	370,000	420,000
Senior Unsecured Notes	—	—	300,000	300,000
Convertible Notes	747,500	747,500	747,500	747,500
Total Unsecured Debt	**$ 1,105,500**	**$ 1,117,500**	**$ 1,522,500**	**$ 1,553,500**
Unencumbered Assets	**$ 3,345,953**	**$ 4,151,995**	**$ 4,871,733**	**$ 4,848,881**
Unencumbered Assets / Unsecured Debt	**3.0x**	**3.7x**	**3.2x**	**3.1x**

Notice Regarding Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.

Q4 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016 27

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2016Q4 2016 FORWARD-LOOKING STATEMENTS AND RISK FACTORS 28 The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Annual Report on Form 10- K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. Forward-Looking and Cautionary Statements This document contains forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward‐ looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and other similar expressions that do not relate to historical matters. These forward‐looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt and equity financing to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real‐estate related entities, general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, risks associated with our relocation and transition to our new corporate headquarters in Dallas Texas and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward‐ looking statements, whether as a result of new information, future events or otherwise, except as required by law.